PRESS RELEASE FOR IMMEDIATE RELEASE Contact: Jason H. Weber EVP/Treasurer & Chief Financial Officer 717.339.5090 jweber@acnb.com ACNB CORPORATION REPORTS FOURTH QUARTER AND RECORD 2025 FINANCIAL RESULTS GETTYSBURG, PA, January 22, 2026 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced net income of $10.8 million, or $1.04 diluted earnings per share, for the three months ended December 31, 2025 compared to net income of $6.6 million, or $0.77 diluted earnings per share, for the three months ended December 31, 2024 and compared to net income of $14.9 million, or $1.42 diluted earnings per share, for the three months ended September 30, 2025. Core net income1 was $14.0 million for the three months ended December 31, 2025 compared to core net income1 of $7.3 million for three months ended December 31, 2024 and core net income1 of $15.0 million for the three months ended September 30, 2025. The Corporation reported net income of $37.1 million, or $3.60 diluted earnings per share, for the twelve months ended December 31, 2025, an increase of $5.2 million compared to the twelve months ended December 31, 2024. Core net income1 was $52.4 million for the twelve months ended December 31, 2025, an increase of $19.0 million compared to core net income1 of $33.4 million for twelve months ended December 31, 2024. ACNB’s financial results for both the three and twelve month periods ended December 31, 2025 were impacted by the repositioning of the investment securities portfolio as announced on Form 8-K on December 5, 2025. ACNB completed a repositioning of the investment securities portfolio by selling $74.6 million in book value of available for sale investment securities for an after-tax loss of $2.8 million. In addition, the financial results for 2025 were impacted by the acquisition of Traditions Bancorp, Inc. which was completed on February 1, 2025 (“Acquisition”). The financial results for any periods ended prior to February 1, 2025 reflect ACNB on a standalone basis. As a result, ACNB’s financial results for the three and twelve months ended December 31, 2025 may not be directly comparable to prior reported periods. 2025 Highlights • Fully taxable equivalent (“FTE”) net interest margin was 4.23% for the twelve months ended December 31, 2025 compared to 3.79% for the twelve months ended December 31, 2024 Exhibit 99.1 1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

• Return on average assets was 1.16% and return on average equity was 9.44% for the twelve months ended December 31, 2025; core return on average assets1 was 1.64% and core return on average equity1 was 13.36% for the twelve months ended December 31, 2025 • Total non-performing loans to total loans, net of unearned income, was 0.46% at December 31, 2025 compared to 0.40% at December 31, 2024 • Net charge-offs to average loans outstanding were 0.01% for the twelve months ended December 31, 2025 compared to 0.02% for the twelve months ended December 31, 2024 • Tangible common equity to tangible assets ratio1 of 10.60% at December 31, 2025 compared to 10.72% at December 31, 2024. The net unrealized loss on the available for sale securities portfolio was $24.2 million at December 31, 2025 compared to a net unrealized loss of $47.7 million at December 31, 2024 • ACNB repurchased 264,393 shares of ACNB common stock in open market transactions for the twelve months ended December 31, 2025 “We are excited and pleased to share our 2025 financial results with our shareholders. This was a transformational year for ACNB Corporation with the successful acquisition and integration of our largest transaction to date in Traditions Bancorp, Inc. Thanks to the dedication of our entire team, we achieved our financial metrics that we originally presented at the time of the acquisition.” said James P. Helt, ACNB Corporation President and Chief Executive Officer. “Our continued focus on community banking principles centered on customer relationships has produced a record year of earnings for the Corporation. The Corporation’s credit metrics and capital positions remain strong. In addition, the Corporation recognized a 21% increase in its common stock share price during the calendar year and increased its quarterly dividend by $0.06 per share or 19% from the fourth quarter of 2024 to the fourth quarter of 2025. The Corporation has increased the amount of cash dividends it has paid out per share each year since 2017, going from a quarterly cash dividend of $0.20 to $0.38 in that time, an increase of 90%.” Mr. Helt continued, “As we now turn our focus to 2026, we remain committed to our vision to be the financial services provider of choice in the communities we serve by building relationships and finding solutions for our customers. We believe that our diversified revenue stream with ACNB Insurance Services, ACNB Wealth Management and Traditions Mortgage provides a strong foundation for future growth, profitability and long-term shareholder value. We would like to express our gratitude for the continued support of our board of directors, shareholders, customers and employees.” Net Interest Income and Margin Net interest income for the three months ended December 31, 2025 totaled $32.9 million, an increase of $714 thousand from the three months ended September 30, 2025. The FTE net interest margin for the three months ended December 31, 2025 was 4.36%, a 9 basis points increase from the three months ended September 30, 2025. The increase in FTE net interest margin from the three months ended September 30, 2025 was driven primarily by a 5 basis points increase in earning asset yields as new loans and securities funded were at higher rates than those that paid off or matured during the quarter and a 6 basis points decrease in the cost of interest- bearing deposits as a result of lower rates on higher cost deposits from the Acquisition and lower overall market rates during the three months ended December 31, 2025. The accretion impact of acquisition accounting ACNB Corporation Press Release/2025 Fourth Quarter Financial Results January 22, 2026 Page 2 of 15 1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

adjustments on loans and deposits from the Acquisition was $1.9 million and $2.1 million for the three months ended December 31, 2025 and the three months ended September 30, 2025, respectively. Net interest income for the three months ended December 31, 2025 increased $11.7 million from the three months ended December 31, 2024. The FTE net interest margin for the three months ended December 31, 2025 increased 55 basis points from the three months ended December 31, 2024. The following discussion of increases in average balances and yields compared to the same period of the prior year was driven primarily by the Acquisition. For the three months ended December 31, 2025, total average loans increased $687.1 million compared to the three months ended December 31, 2024. The FTE yield on total loans was 6.33% for the three months ended December 31, 2025, an increase of 72 basis points compared to the three months ended December 31, 2024. For the three months ended December 31, 2025, total average interest-bearing deposits increased $555.2 million from the three months ended December 31, 2024. The average rate paid on interest- bearing deposits was 1.36% for the three months ended December 31, 2025, an increase of 40 basis points from the three months ended December 31, 2024. For the three months ended December 31, 2025, total average noninterest-bearing demand deposits increased $128.0 million from the three months ended December 31, 2024. Net interest income for the twelve months ended December 31, 2025 totaled $123.1 million, an increase of $39.5 million from $83.6 million for the twelve months ended December 31, 2024. The FTE net interest margin for the twelve months ended December 31, 2025 was 4.23%, a 44 basis points increase from 3.79% for the twelve months ended December 31, 2024. The following discussion of increases in average balances and yields compared to the prior year was driven primarily by the Acquisition. Total average loans increased $635.8 million compared to the twelve months ended December 31, 2024. The FTE yield on total loans was 6.25%, an increase of 73 basis points compared to the twelve months ended December 31, 2024. Total average interest-bearing deposits increased $542.1 million from the twelve months ended December 31, 2024. The average rate paid on interest-bearing deposits was 1.41% for the twelve months ended December 31, 2025, an increase of 58 basis points from the twelve months ended December 31, 2024. Total average noninterest- bearing demand deposits increased $87.5 million from the twelve months ended December 31, 2024. The accretion impact of acquisition accounting adjustments on loans and deposits from the Acquisition was $7.7 million for the twelve months ended December 31, 2025. Noninterest Income Noninterest income for the three months ended December 31, 2025 was $4.3 million, a decrease of $4.1 million and $1.5 million from the three months ended September 30, 2025 and the three months ended December 31, 2024, respectively. The decrease in both periods was driven primarily by the repositioning of the investment securities portfolio, which generated a $3.6 million pre-tax loss on the sale of investment securities, and insurance commissions which were $1.9 million for the three months ended December 31, 2025, a decrease of $663 thousand and $223 thousand from the three months ended September 30, 2025 and the three months ended December 31, 2024, respectively. The decrease in insurance commissions from the three months ended September 30, 2025 was driven primarily by seasonality while the decrease from the three months ended December 31, 2024 was driven primarily by policy cancellations of two customers. Gain from mortgage loans held for sale for the three months ended December 31, 2025 was $1.4 million, a decrease of $90 thousand from the three months ended September 30, 2025 driven primarily by seasonality and an increase of $1.3 million from the three months ended December 31, 2024 driven primarily by the Acquisition. Wealth management income was $1.2 million for the three months ended December 31, 2025, a $75 thousand increase from the three months ended September 30, 2025 and a $193 thousand increase from the three months ended December 31, 2024. The increase in wealth management income from the three months ended September 30, 2025 was driven primarily by higher estate administration income while the increase from the three months ended December 31, ACNB Corporation Press Release/2025 Fourth Quarter Financial Results January 22, 2026 Page 3 of 15

2024 was driven primarily by growth of fee-based assets under management/administration, and an increase in estate administration income and brokerage commissions generated by higher overall sales activity. Earnings on investment in bank-owned life insurance was $735 thousand for the three months ended December 31, 2025, a $84 thousand increase from the three months ended September 30, 2025 and a $229 thousand increase from the three months ended December 31, 2024. The increase in earnings on investment in bank-owned life insurance from the three months ended September 30, 2025 was driven primarily by the purchase of new policies in the third quarter of 2025 while the increase from the three months ended December 31, 2024 was driven primarily the purchase of new policies in the third quarter of 2025 and the Acquisition. Noninterest income, excluding net gains (losses) on sales or calls of securities, for the twelve months ended December 31, 2025 was $32.1 million, an increase of $7.5 million from the twelve months ended December 31, 2024. The increase was driven primarily by a $5.0 million increase in gain from mortgage loans held for sale, a $697 thousand increase in service charges on deposits and $614 thousand higher earnings on investment in bank-owned life insurance, which were primarily driven by the Acquisition. Noninterest Expense Noninterest expense for the three months ended December 31, 2025 increased $1.1 million from the three months ended September 30, 2025. Merger-related expenses totaled $575 thousand for the three months ended December 31, 2025 compared to $169 thousand for the three months ended September 30, 2025. Other increased $621 thousand for the three months ended December 31, 2025 compared to the three months ended September 30, 2025. The increase was driven primarily by a write-off of legacy accounts receivable at the insurance subsidiary of $475 thousand. Professional services increased $164 thousand for the three months ended December 31, 2025 compared to three months ended September 30, 2025. The increase was driven primarily by internal bank initiatives and the Acquisition. Salaries and employee benefits expense for the three months ended December 31, 2025 decreased $157 thousand compared to three months ended September 30, 2025. The decrease was driven primarily by lower health insurance expense. Noninterest expense for the three months ended December 31, 2025 increased $5.1 million from the three months ended December 31, 2024. The increase was driven primarily by the Acquisition. Salaries and employee benefits expense increased $2.7 million for the three months ended December 31, 2025 compared to the three months ended December 31, 2024. The increase was driven primarily by additional employees attributable to the Acquisition, merit increases, and higher mortgage commissions. Other increased $1.2 million for the three months ended December 31, 2025 compared to the three months ended December 31, 2024. The increase was driven primarily by the Acquisition, the write-off of legacy accounts receivable at the insurance subsidiary and higher internet banking services. Noninterest expense for the twelve months ended December 31, 2025 increased $29.8 million compared to the twelve months ended December 31, 2024. The increase was driven primarily by the Acquisition. Salaries and employee benefits expense increased $9.9 million during the twelve months ended December 31, 2025 compared to the twelve months ended December 31, 2024. The increase was driven primarily by additional employees attributable to the Acquisition, merit increases, and higher mortgage commissions. Merger-related expense totaled $10.7 million for the twelve months ended December 31, 2025 compared to $2.0 million for the twelve months ended December 31, 2024. Intangible assets amortization increased $3.0 million and net occupancy increased $1.0 million for the twelve months ended December 31, 2025 compared to the twelve months ended December 31, 2024. The increases were a result of the Acquisition. Equipment expense increased $2.2 million driven primarily by the Acquisition and the implementation of new additional products into our core processing system. Other increased $3.9 million for the twelve months ended December 31, 2025 ACNB Corporation Press Release/2025 Fourth Quarter Financial Results January 22, 2026 Page 4 of 15

compared to the twelve months ended December 31, 2024. The increase was driven primarily by the Acquisition, higher internet banking services and contributions. Loans and Asset Quality Total loans outstanding were $2.33 billion at December 31, 2025, a decrease of $6.1 million from September 30, 2025 and an increase of $647.6 million from December 31, 2024. The decrease compared to September 30, 2025 was across commercial and industrial, real estate construction and consumer portfolios and was partially offset by increases in commercial real estate, residential mortgage and home equity lines of credit portfolios. The increase compared to December 31, 2024 was spread across all loan categories and was driven primarily by the Acquisition. The allowance for credit losses was $23.7 million at December 31, 2025, an increase of $12 thousand compared to September 30, 2025 and an increase of $6.4 million compared to December 31, 2024. The increase compared to September 30, 2025 was driven primarily by changes to economic forecast assumptions within the CECL model. The increase compared to December 31, 2024 was driven primarily by the Acquisition. Total non-performing loans to total loans, net of unearned income, increased from 0.40% at December 31, 2024 to 0.46% at December 31, 2025. The increase was driven primarily by three unrelated relationships in the commercial real estate and residential mortgage portfolios. The bank does not believe the increase is indicative of a general weakness in the overall loan portfolio. The allowance for unfunded commitments was $1.8 million at December 31, 2025, an increase of $447 thousand compared to September 30, 2025 and an increase of $437 thousand compared to December 31, 2024. The increase compared to both periods was driven primarily by the concentration of unfunded commitments to higher loss rate segments. Deposits and Borrowings Deposits totaled $2.45 billion at December 31, 2025, a decrease of $15.7 million from September 30, 2025 and an increase of $657.7 million from December 31, 2024. Total interest-bearing deposits were $1.90 billion at December 31, 2025, an increase of $12.1 million from September 30, 2025 and an increase of $555.3 million from December 31, 2024. Money markets, included in interest-bearing deposits, decreased $7.6 million since September 30, 2025 and increased $234.1 million since December 31, 2024. The decrease in money market deposits from September 30, 2025 was driven primarily by lower balances of higher cost money markets from the Acquisition and the increase from December 31, 2024 was a result of the Acquisition. Time deposits increased $6.5 million and $179.9 million since September 30, 2025 and December 31, 2024, respectively. Included in total deposits at December 31, 2025 were $553.9 million of noninterest-bearing deposits, which decreased $27.8 million from September 30, 2025 driven primarily by seasonal decreases in commercial account balances and increased $102.4 million from December 31, 2024 driven primarily by the Acquisition. Total borrowings were $320.1 million at December 31, 2025, a decrease of $15.7 million compared to September 30, 2025 and an increase of $49.0 million compared to December 31, 2024. Total borrowings decreased from September 30, 2025 driven primarily by a decrease in seasonal repurchase agreement balances. Total borrowings increased from December 31, 2024 driven primarily by short-term FHLB borrowings for general balance sheet management. Stockholders’ Equity Total stockholders’ equity was $420.0 million at December 31, 2025 compared to $408.6 million at September 30, 2025 and $303.3 million at December 31, 2024. The increase at December 31, 2025 compared to September 30, 2025 was driven primarily by net income of $10.8 million and a $6.4 million change in unrealized gains in available for sale investment securities slightly offset by dividends paid of $3.9 million and common stock repurchased of $2.5 million for the three months ended December 31, 2025. The increase at ACNB Corporation Press Release/2025 Fourth Quarter Financial Results January 22, 2026 Page 5 of 15

December 31, 2025 compared to December 31, 2024 was driven primarily by the common stock equity issued in the Acquisition, net income of $37.1 million, and a $19.5 million change in unrealized gains in available for sale investment securities slightly offset by dividends paid of $14.4 million and common stock repurchased of $11.2 million for the twelve months ended December 31, 2025. Tangible book value1 per share was $32.22, $30.87 and $29.51 at December 31, 2025, September 30, 2025 and December 31, 2024, respectively. ACNB Corporation Press Release/2025 Fourth Quarter Financial Results January 22, 2026 Page 6 of 15 1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

About ACNB Corporation ACNB Corporation, headquartered in Gettysburg, PA, is the independent $3.23 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, including its operating divisions Traditions Bank and Traditions Mortgage, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 33 community banking offices and one loan office located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York, and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 46 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, MD and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com. # # # SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of the Corporation's consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC. ACNB #2026-02 January 22, 2026 ACNB Corporation Press Release/2025 Fourth Quarter Financial Results January 22, 2026 Page 7 of 15

ACNB Corporation
Press Release/2025 Fourth Quarter Financial Results
January 22, 2026
Page 8 of 15

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

(Dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
BALANCE SHEET DATA					
Total assets	**$ 3,228,126**	$ 3,250,838	$ 3,259,528	$ 3,270,041	$ 2,394,830
Investment securities	**531,131**	526,570	520,758	521,306	459,472
Total loans, net of unearned income	**2,330,514**	2,336,605	2,341,816	2,322,209	1,682,910
Allowance for credit losses	**(23,672)**	(23,660)	(24,353)	(24,646)	(17,280)
Deposits	**2,450,185**	2,465,896	2,524,541	2,540,009	1,792,501
Allowance for unfunded commitments	**1,831**	1,384	1,529	1,883	1,394
Borrowings	**320,116**	335,833	298,395	299,531	271,159
Stockholders' equity	**419,974**	408,642	395,151	386,883	303,273
INCOME STATEMENT DATA					
Interest and dividend income	**$ 42,856**	$ 42,490	$ 41,576	$ 36,290	$ 27,381
Interest expense	**10,005**	10,353	10,564	9,200	6,269
Net interest income	**32,851**	32,137	31,012	27,090	21,112
Provision for (reversal of) credit losses	**106**	(584)	(228)	5,968	249
Provision for (reversal of) unfunded commitments	**447**	(145)	(354)	(480)	44
Net interest income after provisions for (reversal of) credit losses and unfunded commitments	**32,298**	32,866	31,594	21,602	20,819
Noninterest income	**4,332**	8,411	8,682	7,184	5,803
Noninterest expenses	**23,453**	22,361	25,366	29,335	18,388
Income (loss) before income taxes	**13,177**	18,916	14,910	(549)	8,234
Income tax expense (benefit)	**2,372**	4,046	3,262	(277)	1,639
Net income (loss)	**$ 10,805**	$ 14,870	$ 11,648	$ (272)	$ 6,595
PROFITABILITY RATIOS					
Total loans, net of unearned income to deposits	**95.12 %**	94.76 %	92.76 %	91.43 %	93.89 %
Return on average assets (annualized)	**1.30**	1.80	1.43	(0.04)	1.08
Return on average equity (annualized)	**10.31**	14.66	11.96	(0.31)	8.57
Efficiency ratio[1]	**53.39**	51.96	56.21	60.13	63.83
FTE Net interest margin	**4.36**	4.27	4.21	4.07	3.81
Yield on average earning assets	**5.69**	5.64	5.64	5.45	4.93
Yield on investment securities	**3.17**	3.03	2.95	2.91	2.58
Yield on total loans	**6.33**	6.29	6.29	6.08	5.61
Cost of funds	**1.40**	1.45	1.50	1.45	1.19
PER SHARE DATA					
Diluted earnings (loss) per share	**$ 1.04**	$ 1.42	$ 1.11	$ (0.03)	$ 0.77
Cash dividends paid per share	**0.38**	0.34	0.34	0.32	0.32
Tangible book value per share[1]	**32.22**	30.87	29.30	28.23	29.51
CAPITAL RATIOS[2]					
Tier 1 leverage ratio	**11.40 %**	11.22 %	10.97 %	11.81 %	12.52 %
Common equity tier 1 ratio	**14.74**	14.45	13.96	13.65	16.27
Tier 1 risk based capital ratio	**14.96**	14.67	14.17	13.86	16.56
Total risk based capital ratio	**16.54**	16.22	15.75	15.45	18.36
CREDIT QUALITY					
Net charge-offs to average loans outstanding (annualized)	**0.02 %**	0.02 %	0.01 %	0.01 %	0.04 %
Total non-performing loans to total loans, net of unearned income[3]	**0.46**	0.43	0.43	0.43	0.40
Total non-performing assets to total assets[4]	**0.33**	0.31	0.31	0.32	0.30
Allowance for credit losses to total loans, net of unearned income	**1.02**	1.01	1.04	1.06	1.03

[1] Non-GAAP financial measure. Please refer to the calculation on the page titled "Non-GAAP Reconciliation" at the end of this document.

[2] Regulatory capital ratios as of December 31, 2025 are preliminary.

[3] Non-performing loans consists of loans on nonaccrual status and loans greater than 90 days past due and still accruing interest.

[4] Non-performing assets consists of non-performing loans and foreclosed assets held for resale.

ACNB Corporation
Press Release/2025 Fourth Quarter Financial Results
January 22, 2026
Page 9 of 15

Consolidated Statements of Condition
(Unaudited)

(Dollars in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024
ASSETS			
Cash and due from banks	$ **20,611**	$ 30,500	$ 16,352
Interest-bearing deposits with banks	**45,037**	71,639	30,910
Total Cash and Cash Equivalents	**65,648**	102,139	47,262
Equity securities with readily determinable fair values	**949**	945	919
Investment securities available for sale, at estimated fair value	**466,894**	462,217	393,975
Investment securities held to maturity, at amortized cost (fair value $57,537, $56,932 and $56,924)	**63,288**	63,408	64,578
Loans held for sale	**28,170**	16,850	426
Total loans, net of unearned income	**2,330,514**	2,336,605	1,682,910
Less: Allowance for credit losses	**(23,672)**	(23,660)	(17,280)
Loans, net	**2,306,842**	2,312,945	1,665,630
Premises and equipment, net	**30,648**	31,107	25,454
Right of use asset	**4,155**	4,403	2,663
Restricted investment in bank stocks	**14,237**	14,462	10,853
Investment in bank-owned life insurance	**105,840**	96,755	81,850
Investments in low-income housing partnerships	**751**	783	877
Goodwill	**64,449**	64,449	44,185
Intangible assets, net	**22,435**	23,565	7,838
Assets held for sale	**275**	275	—
Foreclosed assets held for resale	**19**	32	438
Other assets	**53,526**	56,503	47,882
Total Assets	$ **3,228,126**	$ 3,250,838	$ 2,394,830
LIABILITIES AND STOCKHOLDERS' EQUITY			
Deposits:			
Noninterest-bearing	$ **553,855**	$ 581,697	$ 451,503
Interest-bearing	**1,896,330**	1,884,199	1,340,998
Total Deposits	**2,450,185**	2,465,896	1,792,501
Short-term borrowings	**64,740**	80,468	15,826
Long-term borrowings	**255,376**	255,365	255,333
Lease liability	**4,451**	4,696	2,764
Allowance for unfunded commitments	**1,831**	1,384	1,394
Other liabilities	**31,569**	34,387	23,739
Total Liabilities	**2,808,152**	2,842,196	2,091,557
Stockholders' Equity:			
Preferred Stock, $2.50 par value, 20,000,000 shares authorized; no shares outstanding at December 31, 2025, September 30, 2025 and December 31, 2024	**—**	—	—
Common stock, $2.50 par value, 20,000,000 shares authorized; 11,028,152, 11,023,573, and 8,945,293 shares issued; 10,372,251, 10,423,015, and 8,553,785 shares outstanding at December 31, 2025, September 30, 2025 and December 31, 2024, respectively	**27,564**	27,555	22,357
Treasury stock, at cost, 655,901, 600,558, and 391,508 at December 31, 2025, September 30, 2025, and December 31, 2024, respectively	**(22,367)**	(19,875)	(11,203)
Additional paid-in capital	**179,658**	179,130	99,163
Retained earnings	**257,293**	250,410	234,624
Accumulated other comprehensive loss	**(22,174)**	(28,578)	(41,668)
Total Stockholders' Equity	**419,974**	408,642	303,273
Total Liabilities and Stockholders' Equity	$ **3,228,126**	$ 3,250,838	$ 2,394,830

ACNB Corporation
Press Release/2025 Fourth Quarter Financial Results
January 22, 2026
Page 10 of 15

Consolidated Income Statements
(Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	Years Ended December 31, 2025	Years Ended December 31, 2024
INTEREST AND DIVIDEND INCOME					
Loans, including fees:					
Taxable	**$ 37,293**	$ 36,961	$ 23,294	**$ 142,485**	$ 90,547
Tax-exempt	**343**	324	289	**1,276**	1,232
Investment securities:					
Taxable	**3,580**	3,430	2,555	**13,195**	10,748
Tax-exempt	**297**	281	284	**1,149**	1,136
Dividends	**320**	332	231	**1,299**	970
Other	**1,023**	1,162	728	**3,808**	2,832
Total Interest and Dividend Income	**42,856**	42,490	27,381	**163,212**	107,465
INTEREST EXPENSE					
Deposits	**6,547**	6,872	3,279	**26,699**	11,194
Short-term borrowings	**491**	513	12	**1,639**	859
Long-term borrowings	**2,967**	2,968	2,978	**11,784**	11,801
Total Interest Expense	**10,005**	10,353	6,269	**40,122**	23,854
Net Interest Income	**32,851**	32,137	21,112	**123,090**	83,611
Provision for (reversal of) credit losses	**106**	(584)	249	**5,262**	(2,437)
Provision for (reversal of) unfunded commitments	**447**	(145)	44	**(532)**	(326)
Net Interest Income after Provisions for (Reversal of) Credit Losses and Unfunded Commitments	**32,298**	32,866	20,819	**118,360**	86,374
NONINTEREST INCOME					
Insurance commissions	**1,882**	2,545	2,105	**9,482**	9,754
Gain from mortgage loans held for sale	**1,373**	1,463	107	**5,266**	301
Service charges on deposits	**1,282**	1,286	1,084	**4,841**	4,144
Wealth management	**1,200**	1,125	1,007	**4,475**	4,226
ATM debit card charges	**923**	904	815	**3,563**	3,303
Earnings on investment in bank-owned life insurance	**735**	651	506	**2,593**	1,979
Gain on life insurance proceeds	**—**	—	—	**285**	—
Net (losses) gains on sales or calls of investment securities	**(3,557)**	—	—	**(3,535)**	69
Net gains (losses) on equity securities	**4**	9	(28)	**30**	(9)
Other	**490**	428	207	**1,609**	963
Total Noninterest Income	**4,332**	8,411	5,803	**28,609**	24,730
NONINTEREST EXPENSES					
Salaries and employee benefits	**13,034**	13,191	10,318	**52,779**	42,929
Equipment	**2,356**	2,302	2,324	**9,477**	7,321
Net occupancy	**1,241**	1,217	1,096	**5,177**	4,162
Professional services	**752**	588	586	**2,660**	2,140
Other tax	**539**	561	360	**1,847**	1,446
FDIC and regulatory	**458**	457	337	**1,751**	1,425
Intangible assets amortization	**1,130**	1,129	304	**4,257**	1,244
Merger-related	**575**	169	885	**10,718**	2,045
Other	**3,368**	2,747	2,178	**11,849**	7,973
Total Noninterest Expenses	**23,453**	22,361	18,388	**100,515**	70,685
Income Before Income Taxes	**13,177**	18,916	8,234	**46,454**	40,419
Income taxes	**2,372**	4,046	1,639	**9,403**	8,573
Net Income	**$ 10,805**	$ 14,870	$ 6,595	**$ 37,051**	$ 31,846
PER SHARE DATA					
Basic earnings	**$ 1.04**	$ 1.43	$ 0.78	**$ 3.61**	$ 3.75
Diluted earnings	**$ 1.04**	$ 1.42	$ 0.77	**$ 3.60**	$ 3.73
Weighted average shares basic	**10,351,613**	10,419,581	8,511,253	**10,259,179**	8,503,473
Weighted average shares diluted	**10,386,137**	10,455,461	8,549,691	**10,290,148**	8,536,965

ACNB Corporation
Press Release/2025 Fourth Quarter Financial Results
January 22, 2026
Page 11 of 15

Average Balances, Income and Expenses, Yields and Rates

(Dollars in thousands)	Three Months Ended December 31, 2025			Three Months Ended September 30, 2025			Three Months Ended June 30, 2025			Three Months Ended March 31, 2025			Three Months Ended December 31, 2024		
	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate	Average Balance	Interest[1]	Yield/ Rate
ASSETS															
Loans:															
Taxable	**$2,305,296**	**$ 37,293**	**6.42 %**	$2,298,054	$ 36,961	6.38 %	$2,296,429	$ 36,555	6.38 %	$2,080,231	$ 31,676	6.18 %	$1,619,245	$ 23,294	5.72 %
Tax-exempt	**58,740**	**434**	**2.93**	58,587	410	2.78	58,903	401	2.73	57,969	370	2.59	57,683	366	2.52
Total Loans[2]	**2,364,036**	**37,727**	**6.33**	2,356,641	37,371	6.29	2,355,332	36,956	6.29	2,138,200	32,046	6.08	1,676,928	23,660	5.61
Investment Securities:															
Taxable	**480,987**	**3,900**	**3.22**	485,309	3,762	3.08	482,933	3,590	2.98	447,986	3,242	2.93	431,338	2,786	2.57
Tax-exempt	**54,518**	**376**	**2.74**	53,165	356	2.66	54,261	358	2.65	54,659	365	2.71	54,453	359	2.62
Total Investments[3]	**535,505**	**4,276**	**3.17**	538,474	4,118	3.03	537,194	3,948	2.95	502,645	3,607	2.91	485,791	3,145	2.58
Interest-bearing deposits with banks	**101,846**	**1,023**	**3.99**	103,290	1,162	4.46	77,348	831	4.31	73,181	792	4.39	60,104	728	4.82
Total Earning Assets	**3,001,387**	**43,026**	**5.69**	2,998,405	42,651	5.64	2,969,874	41,735	5.64	2,714,026	36,445	5.45	2,222,823	27,533	4.93
Cash and due from banks	**25,686**			26,709			25,610			20,603			20,413		
Premises and equipment	**31,297**			31,514			32,019			29,903			25,679		
Other assets	**250,508**			245,899			255,624			224,522			181,180		
Allowance for credit losses	**(23,646)**			(24,312)			(24,615)			(19,939)			(17,153)		
Total Assets	**$3,285,232**			$3,278,215			$3,258,512			$2,969,115			$2,432,942		
LIABILITIES															
Interest-bearing demand deposits	**$ 633,593**	**$ 545**	**0.34 %**	$ 616,565	$ 570	0.37 %	$ 612,812	$ 514	0.34 %	$ 573,341	$ 524	0.37 %	$ 519,833	$ 511	0.39 %
Money markets	**491,932**	**2,322**	**1.87**	510,655	2,530	1.97	536,755	2,706	2.02	447,297	1,984	1.80	251,781	747	1.18
Savings deposits	**331,309**	**27**	**0.03**	335,083	26	0.03	342,327	27	0.03	331,103	27	0.03	315,512	34	0.04
Time deposits	**454,083**	**3,653**	**3.19**	454,625	3,746	3.27	473,589	4,037	3.42	410,749	3,461	3.42	268,559	1,987	2.94
Total Interest-Bearing Deposits	**1,910,917**	**6,547**	**1.36**	1,916,928	6,872	1.42	1,965,483	7,284	1.49	1,762,490	5,996	1.38	1,355,685	3,279	0.96
Short-term borrowings	**69,326**	**491**	**2.81**	70,389	513	2.89	44,515	341	3.07	38,721	294	3.08	23,087	12	0.21
Long-term borrowings	**255,369**	**2,967**	**4.61**	255,358	2,968	4.61	255,347	2,939	4.62	257,558	2,910	4.58	255,326	2,978	4.64
Total Borrowings	**324,695**	**3,458**	**4.23**	325,747	3,481	4.24	299,862	3,280	4.39	296,279	3,204	4.39	278,413	2,990	4.27
Total Interest-Bearing Liabilities	**2,235,612**	**10,005**	**1.78**	2,242,675	10,353	1.83	2,265,345	10,564	1.87	2,058,769	9,200	1.81	1,634,098	6,269	1.53
Noninterest-bearing demand deposits	**592,956**			593,800			563,321			512,966			464,949		
Other liabilities	**40,963**			39,397			39,271			36,934			27,887		
Stockholders' Equity	**415,701**			402,343			390,575			360,446			306,008		
Total Liabilities and Stockholders' Equity	**$3,285,232**			$3,278,215			$3,258,512			$2,969,115			$2,432,942		
Taxable Equivalent Net Interest Income		**33,021**			32,298			31,171			27,245			21,264	
Taxable Equivalent Adjustment		**(170)**			(161)			(159)			(155)			(152)	
Net Interest Income		**$ 32,851**			$ 32,137			$ 31,012			$ 27,090			$ 21,112	
Cost of Funds			**1.40%**			1.45 %			1.50 %			1.45 %			1.19%
FTE Net Interest Margin			**4.36%**			4.27 %			4.21 %			4.07 %			3.81%

[1] Income on interest-earning assets has been computed on a fully taxable equivalent (FTE) basis using the 21% federal income tax statutory rate.
[2] Average balances include non-accrual loans and are net of unearned income.
[3] Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2025 Fourth Quarter Financial Results
January 22, 2026
Page 12 of 15

Average Balances, Income and Expenses, Yields and Rates

(Dollars in thousands)	Year Ended December 31, 2025 Average Balance	Interest[1]	Yield/ Rate	Year Ended December 31, 2024 Average Balance	Interest[1]	Yield/ Rate
ASSETS						
Loans:						
Taxable	$ 2,245,727	$ 142,485	6.34 %	$ 1,605,976	$ 90,547	5.64 %
Tax-exempt	58,552	1,615	2.76	62,532	1,559	2.49
Total Loans[2]	2,304,279	144,100	6.25	1,668,508	92,106	5.52
Investment Securities:						
Taxable	474,424	14,494	3.06	445,531	11,718	2.63
Tax-exempt	54,148	1,454	2.69	54,596	1,438	2.63
Total Investments[3]	528,572	15,948	3.02	500,127	13,156	2.63
Interest-bearing deposits with banks	89,034	3,808	4.28	53,482	2,832	5.30
Total Earning Assets	2,921,885	163,856	5.61	2,222,117	108,094	4.86
Cash and due from banks	24,672			20,920		
Premises and equipment	31,188			25,873		
Other assets	244,251			185,037		
Allowance for credit losses	(23,141)			(18,589)		
Total Assets	$ 3,198,855			$ 2,435,358		
LIABILITIES						
Interest-bearing demand deposits	$ 609,263	$ 2,153	0.35 %	$ 516,033	$ 1,603	0.31 %
Money markets	496,820	9,542	1.92	248,733	2,588	1.04
Savings deposits	334,956	107	0.03	324,034	118	0.04
Time deposits	448,398	14,897	3.32	258,560	6,885	2.66
Total Interest-Bearing Deposits	1,889,437	26,699	1.41	1,347,360	11,194	0.83
Short-term borrowings	55,862	1,639	2.93	36,492	859	2.35
Long-term borrowings	255,901	11,784	4.60	253,671	11,801	4.65
Total Borrowings	311,763	13,423	4.31	290,163	12,660	4.36
Total Interest-Bearing Liabilities	2,201,200	40,122	1.82	1,637,523	23,854	1.46
Noninterest-bearing demand deposits	566,057			478,534		
Other liabilities	39,153			28,276		
Stockholders' Equity	392,445			291,025		
Total Liabilities and Stockholders' Equity	$ 3,198,855			$ 2,435,358		
Taxable Equivalent Net Interest Income		123,734			84,240	
Taxable Equivalent Adjustment		(644)			(629)	
Net Interest Income		$ 123,090			$ 83,611	
Cost of Funds			1.45 %			1.13 %
FTE Net Interest Margin			4.23 %			3.79 %

[1] Income on interest-earning assets has been computed on a fully taxable equivalent basis (FTE) using the 21% federal income tax statutory rate.

[2] Average balances include non-accrual loans and are net of unearned income.

[3] Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2025 Fourth Quarter Financial Results
January 22, 2026
Page 13 of 15

Loan and Deposit Detail by Type

(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	Variance: December 2025 vs. September 2025	Variance: December 2025 vs. December 2024
Loans					
Commercial real estate	**$ 1,273,813**	$ 1,263,896	$ 969,514	$ 9,917	$ 304,299
Residential mortgage	**599,051**	593,283	401,950	5,768	197,101
Commercial and industrial	**205,452**	218,364	140,906	(12,912)	64,546
Home equity lines of credit	**127,341**	125,839	85,685	1,502	41,656
Real estate construction	**116,680**	126,451	76,773	(9,771)	39,907
Consumer	**10,140**	10,144	9,318	(4)	822
Gross loans	**2,332,477**	2,337,977	1,684,146	(5,500)	648,331
Unearned income	**(1,963)**	(1,372)	(1,236)	(591)	(727)
Total loans, net of unearned income	**$ 2,330,514**	$ 2,336,605	$ 1,682,910	$ (6,091)	$ 647,604

(Dollars in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	Variance: December 2025 vs. September 2025	Variance: December 2025 vs. December 2024
Deposits					
Noninterest-bearing demand deposits	**$ 553,855**	$ 581,697	$ 451,503	$ (27,842)	$ 102,352
Interest-bearing demand deposits	**623,620**	614,130	505,096	9,490	118,524
Money market	**485,808**	493,430	251,667	(7,622)	234,141
Savings	**333,973**	330,200	311,207	3,773	22,766
Total demand and savings	**1,997,256**	2,019,457	1,519,473	(22,201)	477,783
Time	**452,929**	446,439	273,028	6,490	179,901
Total deposits	**$ 2,450,185**	$ 2,465,896	$ 1,792,501	$ (15,711)	$ 657,684

ACNB Corporation
Press Release/2025 Fourth Quarter Financial Results
January 22, 2026
Page 14 of 15

Non-GAAP Reconciliation

Note: *The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
(Dollars in thousands, except per share data)	**December 31, 2025**	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**	**December 31, 2024**
Tangible book value per share					
Stockholders' equity	**$ 419,974**	$ 408,642	$ 395,151	$ 386,883	$ 303,273
Less: Goodwill and intangible assets	**(86,884)**	(88,014)	(89,143)	(90,284)	(52,023)
Tangible common stockholders' equity (numerator)	**$ 333,090**	$ 320,628	$ 306,008	$ 296,599	$ 251,250
Shares outstanding, less unvested shares, end of period (denominator)	**10,337,757**	10,387,135	10,442,269	10,506,822	8,515,347
Tangible book value per share	**$ 32.22**	$ 30.87	$ 29.30	$ 28.23	$ 29.51
Tangible common equity to tangible assets (TCE/TA Ratio)					
Tangible common stockholders' equity (numerator)	**$ 333,090**	$ 320,628	$ 306,008	$ 296,599	$ 251,250
Total assets	**$ 3,228,126**	$ 3,250,838	$ 3,259,528	$ 3,270,041	$ 2,394,830
Less: Goodwill and intangible assets	**(86,884)**	(88,014)	(89,143)	(90,284)	(52,023)
Total tangible assets (denominator)	**$ 3,141,242**	$ 3,162,824	$ 3,170,385	$ 3,179,757	$ 2,342,807
Tangible common equity to tangible assets	**10.60 %**	10.14 %	9.65 %	9.33 %	10.72 %
Efficiency Ratio					
Noninterest expense	**$ 23,453**	$ 22,361	$ 25,366	$ 29,335	$ 18,388
Less: Intangible amortization	**1,130**	1,129	1,141	857	304
Less: Merger-related expense	**575**	169	1,943	8,031	885
Noninterest expense (numerator)	**$ 21,748**	$ 21,063	$ 22,282	$ 20,447	$ 17,199
Net interest income	**$ 32,851**	$ 32,137	$ 31,012	$ 27,090	$ 21,112
Plus: Total noninterest income	**4,332**	8,411	8,682	7,184	5,803
Less: Gain on life insurance proceeds	**—**	—	31	254	—
Less: Net (losses) gains on sales or calls of securities	**(3,557)**	—	22	—	—
Less: Net gains (losses) on equity securities	**4**	9	3	14	(28)
Total revenue (denominator)	**$ 40,736**	$ 40,539	$ 39,638	$ 34,006	$ 26,943
Efficiency ratio	**53.39 %**	51.96 %	56.21 %	60.13 %	63.83 %

Non-GAAP Reconciliation, continued Three Months Ended Years Ended December 31, (Dollars in thousands) December 31, 2025 September 30, 2025 December 31, 2024 2025 2024 Core return on average assets Net income $ 10,805 $ 14,870 $ 6,595 $ 37,051 $ 31,846 Initial ACL for non-purchased credit deteriorated loans, net of taxes — — — 4,257 — Loss on securities repositioning, net of taxes 2,768 — — 2,768 — Merger-related expense, net of taxes 447 131 685 8,339 1,582 Core net income (numerator) $ 14,020 $ 15,001 $ 7,280 $ 52,415 $ 33,428 Average assets (denominator) $ 3,285,232 $ 3,278,215 $ 2,432,942 $ 3,198,855 $ 2,435,358 Core return on average assets 1.69% 1.82% 1.19% 1.64% 1.37 % Core return on average equity Core net income (numerator) $ 14,020 $ 15,001 $ 7,280 $ 52,415 $ 33,428 Average equity (denominator) $ 415,701 $ 402,343 $ 306,008 $ 392,445 $ 291,025 Core return on average equity 13.38% 14.79% 9.46% 13.36% 11.49 % ACNB Corporation Press Release/2025 Fourth Quarter Financial Results January 22, 2026 Page 15 of 15